Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION OF HIGHPEAK ENERGY, INC

The unaudited pro forma condensed combined consolidated statement of operations data of HighPeak Energy, Inc (the “Company” or “HighPeak Energy”) for the year ended December 31, 2020 combines the historical statement of operations of the Company for the period from August 22, 2020 through December 31, 2020 and of Pure Acquisition Corp (“Pure”) and HPK Energy, LP (“HPK LP”)for the period from January 1, 2020 through August 21, 2020, giving effect to the transactions listed below (collectively, the “Transactions”) as if they had been consummated on January 1, 2020. The unaudited pro forma condensed combined consolidated statement of operations data of the Company for the year ended December 31, 2019 combines the historical statement of operations of Pure for the year ended December 31, 2019, of HPK LP for the period from August 28, 2019 (Inception) to December 31, 2019, and for each of HighPeak Energy, LP (“HighPeak I”) and HighPeak Energy II, LP (“HighPeak II”) for the year ended December 31, 2019, giving effect to the Transactions as if they had been consummated on January 1, 2019. HPK LP was treated as the accounting acquirer for the Transactions that completed the business combination based on the following rationales:

HPK LP was formed on August 28, 2019 to issue equity interests to achieve a business combination between HighPeak I and HighPeak II. Effective October 1, 2019, HighPeak I and HighPeak II contributed their subsidiaries to HPK LP. The contribution of the HighPeak I and HighPeak II subsidiaries to HPK LP was accounted for as a business combination within the meaning of ASC Topic 805 with HighPeak I identified as the accounting acquirer. When a new entity is formed to issue equity interests to effect a business combination, ASC 805-10-55-15 requires that one of the entities that existed before the business combination be identified as the acquirer by applying ASC 805-10-55-10 through 14. This guidance indicates that HighPeak I is the acquirer due to its size in the form of production, development activity and acreage position relative to HighPeak II. Additionally, HighPeak I initiated the business combination transactions through its sponsorship of Pure.

The HighPeak business combination relates to the Business Combination Agreement, dated May 4, 2020, as amended from time to time, by and among Pure, HighPeak Energy, Pure Acquisition Merger Sub, Inc (“MergerSub”), HighPeak I, HighPeak II, HPK Energy, LLC, and solely for the limited purposes specified therein, HighPeak Energy Management, LLC, pursuant to which, among other things and subject to the terms and conditions contained therein, (i) MergerSub merged with and into Pure, with Pure surviving as a wholly owned subsidiary of HighPeak Energy, (ii) each outstanding share of Pure’s Class A Common Stock and Class B Common Stock (other than certain shares of Pure Class B Common Stock that were surrendered for cancellation by Pure’s Sponsor) were converted into the right to receive (A) one share of HighPeak Energy common stock (and cash in lieu of fractional shares, if any), and (B) solely with respect to each outstanding share of Pure Class A Common Stock, (I) a cash amount, without interest, equal to $0.62, which represents the amount by which the per-share redemption value of Pure Class A Common Stock at the Closing exceeded $10.00 per share, without interest, in each case, totaling approximately $767,902, (II) one (1) CVR, for each one whole share of HighPeak Energy common stock (excluding fractional shares) issued to holders of Pure Class A Common Stock pursuant to clause (A), representing the right to receive additional shares of HighPeak Energy common stock (or such other specified consideration as is specified with respect to certain events) for Qualifying CVR Holders if necessary to satisfy a 10% preferred simple annual return, subject to a floor downside per-share price of $4.00, as measured at the applicable maturity, which will occur on a date to be specified and which may be any date occurring during the period beginning on (and including) August 21, 2022 and ending on (and including) February 21, 2023, or in certain circumstances after the occurrence of certain change of control events with respect to the Company’s business, including certain mergers, consolidations and asset sales (with an equivalent number of shares of HighPeak Energy common stock held by the HPK Contributors being collectively forfeited) and (III) one warrant to purchase HighPeak Energy common stock for each one whole share of HighPeak Energy common stock (excluding fractional shares) issued to holders of Pure Class A Common Stock pursuant to clause (A), (iii) the HPK Contributors contributed their limited partner interests in HPK LP to HighPeak Energy in exchange for HighPeak Energy common stock and the general partner interests in HPK LP to a wholly owned subsidiary of HighPeak Energy in exchange for no consideration, and (b) contributed the outstanding Sponsor Loans (as defined in the Business Combination Agreement) in exchange for HighPeak Energy common stock and such Sponsor Loans were cancelled in connection with the Closing, and (iv) following the consummation of the foregoing transactions, HighPeak Energy caused HPK LP to merge with and into HighPeak Energy Acquisition Corp., a Delaware corporation (as successor to Pure) and all interests in HPK LP were cancelled in exchange for no consideration. The HighPeak business combination was accounted for as a reverse merger in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) within the meaning of ASC Topic 805. Under this method of accounting, Pure was treated as the “acquired” company for financial reporting purposes and HPK LP was the accounting acquirer as HPK LP had a controlling financial interest in Pure through its majority ownership of HighPeak Energy common stock.

The Company retained the officers and other employees of the HighPeak I and HighPeak II following the business combination. The unaudited pro forma condensed combined consolidated statement of operations data of the Company for the year ended December 31, 2020 combines the historical statement of operations of the Company for the period from August 22, 2020 through December 31, 2020 and of Pure and HPK LP for the period from January 1, 2020 through August 21, 2020, giving effect to the Transactions as if they had been consummated on January 1, 2020. The unaudited pro forma condensed combined consolidated statement of operations data of HighPeak Energy for the year ended December 31, 2019 combines the historical statement of operations of Pure for the year ended December 31, 2019, of HPK LP for the period from August 28, 2019 (Inception) to December 31, 2019, and for each of HighPeak I and HighPeak II for the year ended December 31, 2019, giving effect to the Transactions as if they had been consummated on January 1, 2019, including by giving pro forma effect to the contribution by HighPeak I and HighPeak II of substantially all of their assets to HPK LP effective October 1, 2019. As discussed further in the notes to these unaudited pro forma condensed combined consolidated financial statements, the “Transactions” for purposes hereof include the following:

a.	the formation of HighPeak Energy and HPK LP;

b.	the contribution by HighPeak I and HighPeak II of substantially all their oil and gas assets to HPK LP effective October 1, 2019;

c.	the merger of MergerSub with and into Pure, with Pure surviving as a wholly owned subsidiary of HighPeak Energy;

d.

the exchange, on a one-for-one basis, of all outstanding shares of Pure Class A Common Stock and Pure Class B Common Stock for newly issued shares of HighPeak Energy common stock and assumption of the original warrant agreement by HighPeak Energy (other than the 5,350,000 shares of Pure Class B Common Stock held by HighPeak Pure Acquisition, LLC (“Sponsor”), which were surrendered and forfeited pursuant to the Sponsor Support Agreement, dated as of May 4, 2020, by and among Sponsor, HighPeak Energy Partners II, LP (“HPEP II”) and the Company (the “Sponsor Support Agreement”) and the private placement warrants and public warrants of Pure held by Sponsor and HPEP II, respectively, which were surrendered and forfeited pursuant to the Sponsor Support Agreement) and the additional merger consideration paid with respect to the shares of Pure Class A Common Stock that were converted into HighPeak Energy common stock in the form of the cash consideration and the Contingent Value Rights (“CVRs”); and

e.

the acquisition of the Company’s assets pursuant to the aforementioned Business Combination Agreement and the payment of the consideration therefor, including certain stock consideration issued to HighPeak I, HighPeak II, HPK Energy, LLC (collectively the “HPK Contributors”) pursuant to the Business Combination Agreement.

Specifically, Pure’s historical financial statements have been adjusted in these unaudited pro forma condensed combined consolidated financial statements to give pro forma effect to events that are: (i) directly attributable to the Transactions; (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined consolidated statement of operations, expected to have a continuing impact on HighPeak Energy’s results following the completion of the Transactions.

The unaudited pro forma condensed combined consolidated financial statements have been developed from and should be read in conjunction with:

a.	the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

b.	the Annual Report on Form 10-K for HighPeak Energy as of December 31, 2020;

c.	other information relating to HighPeak Energy, Pure, HighPeak I, HighPeak II, the Company’s assets and the Transactions included in this Current Report on Form 8-K.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed combined consolidated financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined consolidated financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Transactions.

HighPeak Energy, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
Year Ended December 31, 2020
(in thousands, except per share information)

	(a)	(b)	(c)
	Pure January 1, 2020 through August 21, 2020	Predecessor January 1, 2020 through August 21, 2020	Successor August 22, 2020 through December 31, 2020	Pro Forma Adjustments		Pro Forma Combined
Operating Revenues:
Crude oil sales	$-	$8,069	$15,988			$24,057
Natural gas and NGL sales	-	154	412			566
Total operating revenues	-	8,223	16,400	-		24,623
Operating Costs and Expenses:
Oil and natural gas production	-	4,870	2,653			7,523
Production and ad valorem taxes	-	566	886			1,452
Depletion, depreciation and amortization	-	6,385	9,877			16,262
Accretion of discount on asset retirement obligations	-	89	51			140
General and administrative	77	4,840	2,775	(77)	(d)	7,615
Exploration and abandonments	-	4	5,032			5,036
Stock-based compensation	-	-	15,776			15,776
General expenses and franchise taxes	2,543	-	-	(2,382)	(d)	161
Total operating costs and expenses	2,620	16,754	37,050	(2,459)		53,965
Income (loss) from operations	(2,620)	(8,531)	(20,650)	2,459		(29,342)
Investment income on Trust Account and other interest income	1,279	-	6	(1,279)	(e)	6
Interest and other (expense)	-	(76,503)	(8)	76,500	(f)	(11)
Income (loss) before income taxes	(1,341)	(85,034)	(20,652)	77,680		(29,347)
Income tax benefit (expense)	(263)	-	4,223	2,077	(g)	6,037
Net income (loss)	(1,604)	(85,034)	(16,429)	79,757		(23,310)
Less: Net income (loss) attributable to noncontrolling interest owners	-	-	-			-
Net income (loss) attributable to common stockholders	$(1,604)	$(85,034)	$(16,429)	$79,757		$(23,310)
Weighted average common shares outstanding:
Common stock			91,629	30		91,659
Income (loss) per common share:
Basic and diluted income (loss) per common share			$(0.18)			$(0.25)

HighPeak Energy, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
Year Ended December 31, 2019
(in thousands, except per share information)

	(a)	(b)	(c)	Pro Forma		Pro Forma
	Pure	Predecessors	HighPeak II	Adjustments		Combined
Operating Revenues:
Crude oil sales	$-	$7,849	$719			$8,568
Natural gas and NGL sales	-	266	223			489
Total operating revenues	-	8,115	942	-		9,057
Operating Costs and Expenses:
Oil and natural gas production	-	3,372	1,190			4,562
Production and ad valorem taxes	-	449	59			508
Depletion, depreciation and amortization	-	4,269	650	(906)	(d)	4,013
Accretion of discount on asset retirement obligations	-	72	86			158
General and administrative	120	8,682	2,891	(4,389)	(e)	7,304
Exploration and abandonments	-	2,850	756			3,606
Abandoned project	-	-	1,122	(1,122)	(f)	-
General expenses and franchise taxes	3,104	-	-	(2,904)	(e)	200
Total operating costs	3,224	19,694	6,754	(9,321)		20,351
Income (loss) from operations	(3,224)	(11,579)	(5,812)	9,321		(11,294)
Investment income on Trust Account and other interest income	8,739	-	107	(8,739)	(g)	107
Gain on contribution to affiliate	-	-	86,301	(86,301)	(h)	-
Equity in loss of affiliates	-	-	(2,571)	2,571	(i)	-
Income (loss) before income taxes	5,515	(11,579)	78,025	(83,148)		(11,187)
Income tax benefit (expense)	(1,730)	-	-	4,079	(j)	2,349
Net income (loss)	3,785	(11,579)	78,025	(79,069)		(8,838)
Less: Net income (loss) attributable to noncontrolling interests	-	-	-			-
Net income (loss) attributable to common stockholders	$3,785	$(11,579)	$78,025	$(79,069)		$(8,838)

Weighted average common shares outstanding:
Common stock						91,655
Income (loss) per common share:						(k)
Basic and diluted income (loss) per common share						$(0.10)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined consolidated financial statements have been prepared with the business combination being accounted for using the acquisition method of accounting with HPK LP as the acquiring entity.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with HighPeak Energy’s Annual Report on Form 10-K as of December 31, 2020.

The pro forma adjustments represent management’s estimates based on information available as of the date of condensed combined consolidated financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses incurred prior to, or concurrently with the consummation of the Transactions are not included in the unaudited pro forma condensed combined consolidated statement of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed combined consolidated balance sheet as a decrease to retained earnings and a decrease to cash.

2.	Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations for the year ended December 31, 2020:

a.	Represents Pure’s historical consolidated statement of operations for the period from January 1, 2020 through August 21, 2020.

b.	Represents HPK LP’s historical consolidated statement of operations for the period from January 1, 2020 through August 21, 2020.

c.	Represents HighPeak Energy’s historical consolidated statement of operations for the period from August 22, 2020 through December 31, 2020.

d.

Represents the reduction to general and administrative expense related to the elimination of $2.5 million in business combination costs that were incurred by Pure during the period from January 1, 2020 through August 21, 2020 that would not have been incurred had the transactions closed as of January 1, 2020.

e.

Represents the adjustment to eliminate the historical investment income of Pure associated with the investments that were previously held in the Trust Account (as defined in the Business Combination Agreement), which would not have been realized if the Transactions had been consummated on January 1, 2020.

f.

Represents the elimination of the write off to expense of the deposit and extension payments related to that certain contribution agreement, dated as of November 27, 2019 and as subsequently terminated on April 24, 2020, by and among Grenadier Energy Partners II, LLC, HighPeak Assets II, Pure an HighPeak Energy, and recognized by HPK LP during the period from January 1, 2020 through August 21, 2020 that would not have been recognized in the current year had the Transactions been consummated on January 1, 2020.

g.

Represents the associated income tax effect on the interest in the historical results of the Company’s assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 21%, which reflects the corporate rate enacted at the pro forma period dates.

h.

Reflects the adjusted basic and diluted income per common share after giving effect to the Transactions as if they had been consummated on January 1, 2020. For more information, see Note 3, Pro Forma Earnings Per Share.

Pro Forma Adjustments to the Statement of Operations for the year ended December 31, 2019:

a.	Represents Pure’s historical consolidated statement of operations for the year ended December 31, 2019.

b.	Represents Predecessors’ historical consolidated statement of operations for the year ended December 31, 2019.

c.

Represents HighPeak II’s historical consolidated statement of operations for the year ended December 31, 2019 (there was no activity that effected the consolidated statement of operations subsequent to September 30, 2019, other than the gain on contribution to affiliate and equity in loss of affiliate – see Adjustments (h) and (i) below, respectively).

d.

Represents the adjustment to record a net reduction to depletion, depreciation, and amortization expense of $906,000 with respect to the Company’s assets, had they been acquired on January 1, 2019. The net adjustment results from using the December 31, 2019 HPK LP proved reserves for the entirety of 2019 on the combined assets.

e.

Represents the reduction to general and administrative expense related to $4.4 million in business combination costs incurred by HPK LP during 2019 that would not have been incurred had the Transactions been consummated on January 1, 2019. The additional downward adjustment represents the elimination of $2.9 million in business combination costs that were incurred by Pure during 2019 that would not have been incurred had the transactions closed as of January 1, 2019.

f.

Represents the elimination of the write off to expense of an abandoned project to acquire acreage that is nonrecurring in nature and the Company would not have pursued this acquisition had the Transactions been consummated on January 1, 2019.

g.

Represents the adjustment to eliminate the historical investment income of Pure associated with the investments that were previously held in the Trust Account, which would not have been realized if the Transactions had been consummated on January 1, 2019.

h.

Represents the elimination of the gain on the contributions to affiliate recognized on HighPeak II for 2019 related to HighPeak I being considered the acquirer in the HPK LP business combination that closed effective October 1, 2019 in the amount of $86.3 million that would not have been recognized in the current year had the Transactions been consummated on January 1, 2019.

i.

Represents the elimination of equity in losses of affiliate (HPK LP) recognized on HighPeak II’s financial statements in 2019 so as not to double a portion of the loss that is shown in column (b) above.

j.

Represents the associated income tax effect on the interest in the historical results of the Company’s assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 21%, which reflects the corporate rate enacted at the pro forma period dates.

k.

Reflects the adjusted basic and diluted income per common share after giving effect to the Transactions as if they had been consummated on January 1, 2019. For more information, see Note 3, Pro Forma Earnings Per Share.

3.	Pro Forma Earnings Per Share

For the year ended December 31, 2020:

The table below reflects the pro forma basic and diluted loss per common share after giving effect to the Transactions had such Transactions been consummated on January 1, 2020. After further adjusting historical activity to reflect the Transactions having been consummated on January 1, 2020, HighPeak Energy’s pro forma loss per common share would have been $(0.25) on both a basic and diluted basis (in thousands except per share information).

Pro Forma
Basic and Diluted EPS
Numerator:
Net Loss	$(23,310)
Denominator:
Historical Weighted Average Shares of HighPeak Energy	95,629
Adjustment Assuming Ending Shares Outstanding Entire Year	30
Basic Weighted Average Shares Outstanding	91,659
Basic and Diluted EPS	$(0.25)

For the year ended December 31, 2019:

The table below reflects the pro forma basic and diluted loss per common share after giving effect to the Transactions had such Transactions been consummated on January 1, 2019. After further adjusting historical activity to reflect the Transactions having been consummated on January 1, 2019, HighPeak Energy’s pro forma loss per common share would have been ($0.10) on both a basic and diluted basis.

Pro Forma
Basic and Diluted EPS
Numerator:
Net Loss	$(8,838)
Denominator:
Basic Weighted Average Shares Outstanding (Ending Shares Outstanding)	91,655
Basic and Diluted EPS	$(0.10)